Exhibit 10.6

PATENT COLLATERAL ASSIGNMENT

This Agreement is made on this 8th day of November, 2007, by and among Nature Vision, Inc., a Minnesota corporation, and Nature Vision Operating, Inc., a Minnesota corporation, each having a mailing address at 1480 Northern Pacific Road, Brainerd, MN  56401 (individually and collectively the “Assignor”) and M&I Business Credit, LLC, a Minnesota limited liability company, having a mailing address at Suite 450, 651 Nicollet Mall, Minneapolis, Minnesota 55402 (“Lender”).

Background.  Assignor has executed and delivered to Lender a Credit and Security Agreement dated as of the date hereof whereby Lender may make loans to Assignor (said Credit and Security Agreement as amended from time to time is referred to herein as the “Credit Agreement”).  In order to induce the Lender to execute and deliver the Credit Agreement, Assignor has agreed to assign to Lender certain Patent rights.

NOW, THEREFORE, in consideration of the premises, each Assignor hereby agrees with Lender as follows:

1.
To secure the complete and timely satisfaction of all Obligations (as defined in the Credit Agreement), Assignor hereby grants, assigns, and conveys to Lender all of its right, title and interest, if any, in and to the Patent applications and Patents listed in Schedule A hereto, including without limitation all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof (collectively called the “Patents”).

2.           Assignor covenants and warrants that:

a.	The Patents are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

b.	To the best of Assignor’s knowledge, each of the Patents is valid and enforceable and Assignor has notified Lender in writing of all prior art (including public uses and sales) of which it is aware;

c.
Assignor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, free and clear of any liens, charges and encumbrances, including without limitation pledges, assignments, licenses, shop rights and covenants by Assignor not to sue third persons; and

d.
Assignor has the unqualified right to enter into this Agreement and perform its terms and has entered and will enter into written agreements with each of its present and future employees, agents and consultants which will enable it to comply with the covenants herein contained.

3.
Assignor agrees that, until all of the Obligations (as defined in the Credit Agreement) shall have been satisfied in full, it will not enter into any agreement (for example, a license agreement) which is inconsistent with Assignor’s obligations under this Agreement, without Lender’s prior written consent.

4.
If, before the Obligations shall have been satisfied in full, Assignor shall obtain rights to any new Patentable inventions, or become entitled to the benefit of any Patent application or Patent  for any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or any improvement on any Patent, the provisions of paragraph 1 shall automatically apply thereto and Assignor shall give to Lender prompt notice thereof in writing hereof.

5.	Assignor authorizes Lender to modify this Agreement by amending Schedule A to include any future Patents and Patent applications which are Patents under paragraph 1 or paragraph 4 hereof.

6.
Unless and until there shall have occurred and be continuing an Event of Default (as defined in the Credit Agreement), Lender hereby grants to Assignor the exclusive, nontransferable right and license under the Patents to make, have made for it, use and sell the inventions disclosed and claimed in the Patents for Assignor’s own benefit and account and for none other.  Assignor agrees not to sell or assign its interest in, or grant any sublicense under, the license granted to Assignor in this paragraph 6, without the prior written consent of Lender.

7.
If any Event of Default shall have occurred and be continuing, Assignor’s license under the Patents as set forth in paragraph 6, shall terminate forthwith, and the Lender shall have, in addition to all other rights and remedies given it by this Agreement, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents may be located and, without limiting the generality of the foregoing, the Lender may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to Assignor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in Minneapolis, Minnesota, or elsewhere, the whole or from time to time any part of the Patents, or any interest which the Assignor may have therein, and after deducting from the proceeds of sale or other disposition of the Patents all reasonable expenses (including all reasonable expenses for brokers’ fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations.  Any remainder of the proceeds after payment in full of the Obligations shall be paid over to the Assignor.  Notice of any sale or other disposition of the Patents shall be given to Assignor at least ten (10) days before the time of any intended public or private sale or other disposition of the Patents is to be made, which Assignor hereby agrees shall be reasonable notice of such sale or other disposition.  At any such sale or other disposition, any holder of any Note (as defined in the Credit Agreement) or Lender may, to the extent permissible under applicable law, purchase the whole or any part of the Patents sold, free from any right or redemption on the part of Assignor, which right is hereby waived and released.

8.
At such time as Assignor shall completely satisfy all of the Obligations, this Agreement shall terminate and Lender shall execute and deliver to Assignor all deeds, assignments and other instruments s may be necessary or proper to re-vest in Assignor full title to the Patents, subject to any disposition thereof which may have been made by Lender pursuant hereto.

9.
Any and all reasonable fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys’ fees and legal expenses incurred by Lender in connection with preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances, or in otherwise protecting, maintaining or preserving the Patents, or in defending or prosecuting any actions or proceedings arising out of or related to the Patents, shall be borne and paid by Assignor on demand by Lender and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the highest rate prescribed in the Credit Agreement.

10.
Assignor shall have the duty, through counsel reasonably acceptable to Lender, to prosecute diligently any Patent applications of the Patents pending as of the date of this Agreement or thereafter until the Obligations shall have been paid in full and to preserve and maintain all rights in Patent applications and Patents of the Patents, including without limitation the payment of all maintenance fees.  Any expenses incurred in connection with such an application shall be borne by Assignor.  The Assignor shall not abandon any right to file any pending Patent application or Patent without the consent of the Lender, which consent shall not be unreasonably withheld.

11.
Assignor shall have the right, with the consent of Lender, which shall not be unreasonably withheld, to bring suit in its own name, and to join Lender, if necessary, as a party to such suit so long as Lender is satisfied that such joinder will not subject it to any risk of liability, to enforce the Patents and any licenses thereunder.  Assignor shall promptly, upon demand, reimburse and indemnify Lender for all damages, costs and expenses, including legal fees, incurred by Lender pursuant to this paragraph 11.

12.
No course of dealing between Assignor and Lender, nor any failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder or under the Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.
All of Lender’s rights and remedies with respect to the Patents, whether established hereby or by the Credit Agreement, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently.

14.
The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision of this Agreement in any jurisdiction.

15.	This Agreement is subject to modification only by a writing signed by the parties, except as provided in paragraph 5.

16.	The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

17.	The validity and interpretation of this Agreement and the rights and obligations of the parties shall be governed by the laws of the State of Minnesota.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on the day and year first above written.

NATURE VISION, INC.

By:	/S/ Jeffrey P. Zernov
Jeffrey P. Zernov, President and CEO

NATURE VISION OPERATING, INC.

By:	/S/ Jeffrey P. Zernov
Jeffrey P. Zernov, President and CEO

M&I BUSINESS CREDIT, LLC

By:	/S/ Thomas J. Kopacek
Its:	Vice President

STATE OF MINNESOTA                  )
) ss.
COUNTY OF HENNEPIN                   )

The foregoing instrument was executed and acknowledged before me on this 8th day of November, 2007, by Jeffrey P. Zernov, the President and CEO of Nature Vision, Inc., a Minnesota corporation, on behalf of said corporation.

/S/ Joseph R. Koester
Notary Public

STATE OF MINNESOTA                  )
) ss.
COUNTY OF HENNEPIN                   )

The foregoing instrument was executed and acknowledged before me on this 8th day of November, 2007, by Jeffrey P. Zernov, the President and CEO of Nature Vision Operating, Inc., a Minnesota corporation, on behalf of said corporation.

/S/ Joseph R. Koester
Notary Public

STATE OF MINNESOTA                  )
) ss.
COUNTY OF HENNEPIN                   )

The foregoing instrument was executed and acknowledged before me on this 8th day of November, 2007, by Thomas J. Kopacek, the Vice President of M&I Business Credit, LLC, a Minnesota limited liability company, on behalf of said company.

/S/ Joseph R. Koester
Notary Public

SCHEDULE A

Patent	Patent Number

Video display/cord dispenser	D529,884
Clip-on-light	D524,974
Video fish camera	D513,029
Vibrating fishing rod	6,836,995
Underwater viewing camera	D489,387
Viewing monitor	D488,826
Lighted fishing lure	D480,445
Submersible video viewing system	6,476,853
Submersible video viewing system	6,262,761
Underwater viewing monitor housing	D439,589
Underwater viewing monitor	D438,881
Underwater viewing monitor housing	D429,744
Submersible video viewing system	6,097,424
Bird feeder	D426,352